                                                         EXHIBIT 99.1


 [LOGO]                                                         NEWS


FOR:                       SIX FLAGS, INC.
CONTACT:                   Jim Dannhauser, Chief Financial Officer
                           122 East 42nd Street
                           New York, NY 10168
                           (212) 599-4693

KCSA                       Joseph A. Mansi/ Robert Greenberg
CONTACTS:                  (212) 896-1205/ (212) 896-1265
                           jmansi@kcsa.com / rgreenberg@kcsa.com
                           ---------------   -------------------

                                                         FOR IMMEDIATE RELEASE
                                                         ----------------------

                      SIX FLAGS REPORTS INTERIM PERFORMANCE

                                  -------

NEW YORK, July 17, 2003 - Six Flags, Inc. (the "Company") (NYSE: PKS) commented today on the attendance and revenue performance of its parks for the month of June and for the first six months of the year.

         System-wide attendance for the four weeks ended June 29 was 7.3 million, compared to 7.6 million in June 2002, a decrease of 4.0%, reflecting the impact of significantly above average rainfall and below average temperatures during the month in a number of key markets, as well as the effects of a persistently weak economy. Park-level per capita spending was up 1.6% for the period. Year to date through Sunday, June 29, system-wide attendance was down 0.96 million, or 5.8%, from the first six months of 2002, and park-level per capita spending was up slightly, by approximately 0.5%. Consequently, results for the six months ended June 30 are now expected to reflect revenues from consolidated operations of approximately $380-382 million, down approximately $15-17 million from the 2002 period, EBITDA (Adjusted) from Consolidated Operations of approximately $18-19 million, down approximately $27-28 million from the 2002 six month levels, and Adjusted EBITDA including Unconsolidated Operations of approximately


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SIX FLAGS REPORTS INTERIM RESULTS
JULY 17, 2003
PAGE 2

$19-20 million, down approximately $30-31 million from performance in the six months ended June 30, 2002.(1)

         "Weather was clearly the predominant factor constraining our performance through June, together with the continued impact of general economic weakness," noted Kieran E. Burke, Chairman and Chief Executive Officer of the Company. "Adverse weather in May and June not only affected park performance, but also combined with weakness in the economy to hamper season pass sales, which on a year-to-date basis through July 13 trail prior year sales system-wide by approximately 7%. Group sales bookings have also weakened, reflecting both the difficult economy and decreased school outings business as a result of budgetary constraints and policies restricting travel related to terror alert levels. System-wide, as of July 13, hard ticket attendance to date and future bookings taken together are 1.2% behind 2002 levels.

         In the last few weeks, as the persistent pattern of unusually cool and very wet weather through late June has abated, performance has improved. System-wide attendance has outpaced prior year from June 22 through Sunday, July 13 by 1.0%, although per capita spending has decreased by 0.6% in the period. However, even during this period, performance has been uneven. Therefore, we cannot be certain if this trend will in fact continue through the balance of our season. In any event, that pace is not sufficient, given the existing shortfall to prior year, to achieve the revenues, EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations on a full year basis that we reached in 2002. The amount of the shortfall, which could be material, will depend upon performance over the balance of the season, especially the remainder of July and August. Based upon current performance trends, we expect to remain in compliance with all covenants in our credit agreements.

         We will be reporting our second quarter results in the second week of August and will provide an estimate of full-year performance at that time.

         Six Flags, Inc. is the world's largest regional theme park company, with thirty-nine parks in markets throughout North America and Europe.

                                    # # # # #


--------
(1) A discussion of EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations, together with the required reconciliation of these amounts, appears at the end of this press release.


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SIX FLAGS REPORTS INTERIM RESULTS
JULY 17, 2003
PAGE 3

         EBITDA (Adjusted) from Consolidated Operations is defined as net income
(loss), before cumulative effect of a change in accounting principle (in the case of the 2002 period), income tax benefit, other expense, equity in operations of theme parks, debt retirement (formerly extraordinary loss), interest expense, net, depreciation, amortization and non-cash compensation. Adjusted EBITDA including Unconsolidated Operations is defined as EBITDA (Adjusted) from Consolidated Operations plus (i) the Company's equity in operations of its four unconsolidated parks and (ii) depreciation and amortization expense and third-party interest and other non-operating expenses associated with those parks. The Company believes that EBITDA (Adjusted) for Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, restrictive covenants in the Company's senior credit facility contain financial ratios based on EBITDA (Adjusted) from Consolidated Operations. Adjusted EBITDA including Unconsolidated Operations is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of our operating performance.

         The following table sets forth a reconciliation of net loss to EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations for the first six months of 2002.



                                                                                             Six Months Ended
                                                                                               June 30, 2002
                                                                                             -----------------
                                                                                               (in thousands)
                                                                                               --------------


                Net loss                                                                      $      (175,190)
                Cumulative effect of a change in accounting principle                                  61,054
                Income tax (benefit)                                                                  (70,914)
                Other expense                                                                             615
                Equity in operations of theme parks                                                     5,232
                Debt retirement (formerly extraordinary loss)                                          29,895
                Interest expense, net                                                                 116,444
                Amortization                                                                              563
                Depreciation                                                                           73,632
                Non cash compensation (primarily selling, general and administrative)                   5,049
                                                                                             ----------------------

                EBITDA (Adjusted) from Consolidated Operations                                         46,380
                Equity in operations of theme parks                                                    (5,232)
                Depreciation and amortization                                                           7,791
                Third party interest and other non-operating expenses                                   1,372
                                                                                             ----------------------

                Adjusted EBITDA including Unconsolidated Operations                                    50,311



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SIX FLAGS REPORTS INTERIM RESULTS
JULY 17, 2003
PAGE 4


         The Company currently is in the process of preparing its second quarter 2003 financial statements and does not at this time have reliable estimates for its income tax benefit and other expense for that period. This information would be required to provide an estimate of the Company's net loss for the first six months of 2003. Because the net loss information is not available, the Company has set forth in the following table a reconciliation of the expected loss from operations to the expected EBITDA (Adjusted) from Consolidated Operations and the expected Adjusted EBITDA including Unconsolidated Operations. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. Expected interest expense, net for the six months is approximately $107,100,000 and expected debt retirement (formerly extraordinary loss) is approximately $27,600,000.



                                                                                           Six Months Ended
                                                                                            June 30, 2003
                                                                                        ----------------------
                                                                                            (in thousands)
  Loss from operations                                                                   $        (60,750)
  Depreciation                                                                                     78,500
  Amortization                                                                                        700
  Non-cash compensation (primarily selling, general and administrative)                                50
                                                                                       -------------------------
  EBITDA (Adjusted) from Consolidated Operations                                                   18,400
  Equity in operations of theme parks                                                              (8,200)
  Depreciation and amortization                                                                     8,400
  Third party interest and other non-operating expenses                                             1,200
                                                                                       -------------------------

  Adjusted EBITDA including Unconsolidated Operations                                              19,800





THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS, INCLUDING FACTORS IMPACTING ATTENDANCE, SUCH AS LOCAL CONDITIONS, EVENTS, DISTURBANCES AND TERRORIST ACTIVITIES, RISKS OF ACCIDENTS OCCURRING AT THE COMPANY'S PARKS, ADVERSE WEATHER CONDITIONS, GENERAL ECONOMIC CONDITIONS, CONSUMER SPENDING PATTERNS, AND OTHER FACTORS (INCLUDING INFORMATION THAT ARISES IN CONNECTION WITH THE COMPLETION OF THE COMPANY'S SECOND QUARTER FINANCIAL STATEMENTS) COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS. REFERENCE IS MADE TO A MORE COMPLETE DISCUSSION OF FORWARD-LOOKING STATEMENTS AND APPLICABLE RISKS CONTAINED UNDER THE CAPTIONS "SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS" AND "BUSINESS - RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, WHICH IS AVAILABLE FREE OF CHARGE ON THE COMPANY'S WEBSITE (WWW.SIXFLAGS.COM).

     THIS RELEASE AND PRIOR RELEASES ARE AVAILABLE ON THE COMPANY'S WEBSITE (WWW.SIXFLAGS.COM) AND KCSA PUBLIC RELATIONS WORLDWIDE WEB SITE AT WWW.KCSA.COM.